UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 3, 2011

Independent Bank Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Massachusetts	1-9047	04-2870273
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

288 Union Street, Rockland, Massachusetts		02370
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	781-878-6100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Expiration of Renewal Rights Agreement

As of the close of business on May 3, 2011 rights attaching to shares of Independent Bank Corp. (the "Company") common stock under the Renewal Rights Agreement dated as of September 14, 2000 between the Company and Rockland Trust Company, as Rights Agent (the "Renewal Rights Agreement"), expired in accordance with the terms of the Renewal Rights Agreement.

Pursuant to the terms of the Renewal Rights Agreement, the Company’s Board of Directors had declared a dividend distribution of one preferred stock purchase right (a "Right") for each outstanding share of the Company’s common stock. Prior to their expiration, the Rights attached to and traded with all outstanding shares of the Company’s common stock. The Rights could have become exercisable following events specified in the Renewal Rights Agreement, including the acquisition of 15% or more of the Company’s common stock by a person or a group of affiliated persons. Each Right, once exercisable, entitled stockholders to purchase from the Company a unit (a "Unit") consisting of one one-thousandth of a share of Series B Junior Participating Cumulative Preferred Stock, par value $0.01 per share, at a cash exercise price of forty-five dollars ($45.00) per Unit, subject to adjustment. No Rights were exercisable when the Renewal Rights Agreement expired on May 3, 2011.

The Renewal Rights Agreement was filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 23, 2000.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Independent Bank Corp.

May 5, 2011	By:	/s/Edward H. Seksay

Name: Edward H. Seksay
Title: General Counsel